Exhibit 99.1

FOR IMMEDIATE RELEASE

Violin Memory Announces Reverse Stock Split Ratio

Reverse Stock Split Remains Subject to Stockholder Approval

SANTA CLARA, Calif. – June 24, 2016 – Violin Memory®, Inc., (NYSE: VMEM) announced today that its Board of Directors has determined the ratio of a proposed reverse stock split to be 1-for-4, subject to stockholder approval. The purpose of the reverse split is to raise the per share trading price of Violin’s common stock to regain compliance with the $1.00 per share minimum bid price requirement for continued listing on the New York Stock Exchange. However, there can be no assurance that the stockholders will approve the reverse stock split and, even if stockholders approve the reverse stock split, whether this desired effect will occur or be maintained.

Violin Memory has proposed, for approval by its stockholders during Violin Memory’s 2016 annual meeting of stockholders to be conducted on June 30, 2016, a reverse stock split of its common stock and a related reduction in the number of authorized shares of its common stock. The reverse stock split and the authorized share reduction are described in detail in Violin Memory’s proxy materials in connection with the 2016 annual meeting, which are available on Violin Memory’s website at www.investor.violin memory.com.

If the reverse stock split and the authorized share reduction are approved by Violin Memory’s stockholders, each four shares of Violin Memory’s issued and outstanding common stock will be automatically combined and converted into one issued and outstanding share of common stock, subject to the terms of the reverse stock split set forth in Violin Memory’s proxy materials. In addition, the authorized shares of common stock of Violin Memory will be reduced from 1.0 billion to 250 million. If the reverse stock split proposal is approved by Violin Memory’s stockholders, the reverse stock split and the authorized share reduction will be effective on, and the first day of post-split trading on the New York Stock Exchange will be July 6, 2016.

About Violin Memory, Inc.

Be Instrumental. Violin Memory, the industry pioneer in All Flash Arrays, is revolutionizing how businesses operate by enabling IT to Be Instrumental in organizations in such ways as unlocking the power of data and creating economic advantage. The consistent high-throughput and predictable low latency showcased by the Flash Storage Platform™ is combined with Concerto™ OS 7, a fully integrated storage operating system that enables complete data protection, business continuity, and data reduction services. Violin Memory’s innovative single storage platform solution delivers transformative performance for cloud, enterprise, virtualized business and mission-critical storage applications. The Violin Flash Storage Platform is designed to consolidate high performance and primary storage workloads onto a flexible, uniquely scalable solution called Scale Smart™, while achieving substantive CAPEX and OPEX savings. Founded in 2005, Violin Memory is headquartered in Santa Clara, California. For more information, visit www.violin-memory.com. Follow us on Twitter at twitter.com/violinmemory.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the following: the approval by Violin Memory’s stockholders of the reverse stock split and the authorized share reduction; Violin’s ability to effect the reverse stock split and the authorized share reduction; the potential business and other benefits that may result from the use of Violin Memory’s products and services; and Violin Memory’s business plans and strategy. There are a significant number of risks and uncertainties that could affect Violin Memory’s business performance and financial results, including those set forth under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in Violin Memory’s Quarterly Report on Form 10-Q for the first quarter of fiscal year 2017, ended April 30, 2016, which was filed with the U.S. Securities and Exchange Commission, and which is available on the Violin Memory’s investor relations website at www.investor.violin-memory.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this public announcement are based on information available to Violin Memory as of the date hereof, and Violin Memory does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Violin Memory, Inc.

Investor Relations

650-396-1525

ir@vmem.com